EXHIBIT 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of HNI Corporation (the "Corporation") for the quarterly period ended March 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jeffrey D. Lorenger, as Chairman, President, and Chief Executive Officer of the Corporation, and Marshall H. Bridges, as Senior Vice President and Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of the dates and for the periods expressed in the Report.

Date: April 30, 2024	By:	/s/ Jeffrey D. Lorenger
Name: Jeffrey D. Lorenger
Title: Chairman, President, and Chief Executive Officer

Date: April 30, 2024	By:	/s/ Marshall H. Bridges
Name: Marshall H. Bridges
Title: Senior Vice President and Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.